Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of January 24, 2019 between the undersigned shareholder (“Shareholder”) of Akazoo Limited, a private company limited by shares incorporated under the laws of Scotland (the “Company”), and Modern Media Acquisition Corp., a Delaware corporation (“Modern Media”).

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Modern Media, Modern Media LLC, acting in accordance with article 100-17 of the Luxembourg Company Act, on behalf and in the name of Modern Media Acquisition Corp. S.A., which is in the process of incorporation as a Luxembourg public limited company (société anonyme) (“PubCo”), Apostolos N. Zervos, on behalf and in the name of Unlimited Music S.A., which is in the process of incorporation as a Luxembourg public limited company (société anonyme) (“LuxCo”), have entered, or will enter, into a Business Transaction Agreement (as the same may be amended from time to time, the “Business Transaction Agreement”), providing for, among other things, the business combination among the parties pursuant to the terms and conditions of the Business Transaction Agreement;

WHEREAS, as a condition to its willingness to enter into the Business Transaction Agreement, Modern Media has required that Shareholder execute and deliver this Agreement; and

WHEREAS, in order to induce Modern Media to enter into the Business Transaction Agreement, Shareholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of the Company and shares of Luxco (collectively, the “Company Shares”) owned (or to be owned) by Shareholder and set forth below Shareholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional Company Shares pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Business Transaction Agreement.

2.	Representations of Shareholder.

Shareholder represents and warrants to Modern Media that:

(a) Except for the drag-along right contemplated by article 20 of the articles of association of the Company, (i) Shareholder owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) all of the Original Shares free and clear of all liens (other than those imposed under federal and state securities laws), and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Shareholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Shareholder does not beneficially own any Company Shares other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional Company Shares or any security exercisable for or convertible into Company Shares, set forth on the signature page of this Agreement (collectively, “Options”).

(c) Shareholder has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(d) None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will conflict in any material respect with or result in a material breach, or constitute a material default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to Shareholder or to Shareholder’s property or assets.

(e) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other person or entity on the part of Shareholder is required in connection with the valid execution and delivery of this Agreement.

3.	Agreement to Vote Shares; Additional Actions.

Shareholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of the Shares to vote or execute a written consent or consents if shareholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any annual or special meeting of shareholders of the Company: (i) in favor of the transactions contemplated by the Business Transaction Agreement, including the Share Exchange and the Luxembourg Merger, at every meeting (or in connection with any action by written consent) of the shareholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any other transaction, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Transaction Agreement or of Shareholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction or the fulfillment of Modern Media’s, or the Company’s conditions under the Business Transaction Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s incorporation documents). In addition to the foregoing, during the term of this Agreement, Shareholder shall take all other actions set forth in the Transaction Step Plan and contemplated to be taken by Shareholder, a majority shareholder of the Company, or a holder of Company Shares generally, in each case in accordance with the Company’s or LuxCo’s Organizational Documents, as applicable, including, without limitation, accepting the offer of Luxco to purchase Shareholder’s shares in the Company, and issuing a drag-along notice to the other shareholders of the Company in accordance with the articles of association of the Company.

4.	No Voting Trusts or Other Arrangement.

Shareholder agrees that Shareholder will not, and will not permit any entity under Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares, provided however that the Shareholder may appoint a corporate representative to attend and vote at any general meeting.

5.	Transfer and Encumbrance.

Shareholder agrees that during the term of this Agreement, except as provided in this Section 5 or as set forth in the Transaction Step Plan, Shareholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Shareholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void; provided, however, the Shareholder shall be permitted to transfer all or a portion of the Shares if, in each case, the transferee shall hold such Shares subject to the same restrictions that are applicable hereunder and shall agree in writing to be bound by the terms of this Agreement prior to any such transfer.

6.	Additional Shares.

Shareholder agrees that all Company Shares that Shareholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.	Waiver of Appraisal and Dissenters’ Rights.

Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the transactions contemplated by the Business Transaction Agreement that Shareholder may have by virtue of ownership of the Shares.

8.	Termination.

This Agreement shall terminate upon the earliest to occur of (i) the closing date of the transactions contemplated by the Business Transaction Agreement and (ii) the date on which the Business Transaction Agreement is terminated in accordance with its terms.

9.	No Agreement as Director or Officer.

Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Shareholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in shareholder’s capacity as such a director or officer, including in exercising rights under the Business Transaction Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Shareholder from exercising Shareholder’s fiduciary duties as an officer or director to the Company or its shareholders.

10.	Specific Performance.

Each party hereto acknowledges that it may be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement and that, in the event of any such failure, the other party may not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, may be an appropriate remedy for any such failure.

11.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to Modern Media:

Modern Media Acquisition Corp.

3414 Peachtree Road, Suite 480

Atlanta, GA 30326

Attention: Adam Kagan

Email: akagan@modernmediaco.com

Copy to:

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, GA 30309

Attention: William B. Rowland

Email: wbrowland@jonesday.com

If to Shareholder, to the address or electronic mail address set forth for Shareholder on the signature page hereof.

13.	Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the State Courts located in New York, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the Federal Courts located in New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 13(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 13(c).

(d) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f) Each party hereto shall execute and deliver such additional documents as may be reasonably necessary or desirable to effect the transactions contemplated by this Agreement.

(g) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h) The obligations of Shareholder set forth in this Agreement shall not be effective or binding upon Shareholder until after such time as the Business Transaction Agreement is executed and delivered by the Company, Modern Media and the other parties thereto, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i) Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 13(i) shall be null and void.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MODERN MEDIA ACQUISITION CORP.

By	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr.
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

AKAZOO LIMITED

By	/s/ Apostolos Zervos
Name: Apostolos Zervos
Title: CEO

[Signature Page to Voting Agreement]

TOSCA PENTA MUSIC LIMITED PARTNERSHIP:

By: Penta Capital GP 3 LLP, its General Partner

By	/s/ Paul Cassidy
Name: Paul Cassidy
Title: Member

Number of Shares owned as of the date of this Agreement:

303,046 B ordinary shares of £0.01 each and 665,535 C ordinary shares of £0.01 each

Number of options owned as of the date of this Agreement:

The right to convert £1,800,000 nominal of loan notes into C ordinary shares of £0.01 each on the terms set out in a Convertible Loan Note Instrument dated on or around 20 August 2018

Tosca Penta Music Limited Partnership 150 St. Vincent Street Glasgow Scotland G25 NE Tel: +44 (0)141 572 7300 Email: calder@pentacapital.com

[Signature Page to Voting Agreement]

SHAREHOLDER: InternetQ Group Limited

By	/s/ Panagiotis Dimitropoulos
Name: Panagiotis Dimitropoulos
Title: Member

Number of Shares owned as of the date of this Agreement:

2,780,661 Ordinary A Shares

Number of options owned as of the date of this Agreement:

N/A

Address: 14 Old Queen Street, London, England, SW1H 9HP Tel: Email:

[Signature Page to Voting Agreement]